Exhibit 21.1

Upon completion of the Proposed Transaction, the subsidiaries of JBS N.V. are expected to be:

(1)	JBS Participações Societárias S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil;

(2)	JBS S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, which is expected to be a direct wholly-owned subsidiary of JBS Participações Societárias S.A.; and

(3)	the subsidiaries of JBS S.A., which are set forth in the table below.

JBS S.A. - Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1.	40 North Foods, Inc.	Delaware, United States

2.	Adams Pork Products Limited	United Kingdom

3.	Albert Van Zoonen B.V.	The Netherlands

4.	Andrews Meat Industries Pty. Ltd.	Australia

5.	Arkose Investments ULC	Ireland

6.	Attleborough Foods Ltd.	United Kingdom

7.	Australian Consolidated Food Holdings Pty. Ltd.	Australia

8.	Australian Consolidated Food Investments Pty. Ltd.	Australia

9.	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil

10.	Avicola Pilgrim’s Pride de Mexico S.A de C.V	Mexico

11.	Bakewell Foods Ltd	United Kingdom

12.	Baumhardt Com. e Part. Ltda.	Brazil

13.	Baybrick LandCo Pty. Ltd.	Australia

14.	Baybrick Pty. Ltd.	Australia

15.	Belvoir Foods Limited	United Kingdom

16.	Biotech Foods, S.L.	Spain

17.	Birla Società Agricola Srl	Italy

18.	Cattle Production Systems, Inc.	Delaware, United States

19.	Climert Investments S.A	Uruguay

20.	Combo México Holdings, S. de R.L de C.V.	Mexico

21.	Combo Productora, S. de R.L de C.V	Mexico

22.	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico

23.	Conceria Priante S.p.A	Italy

24.	Condesa Norte Indústria e Comércio Ltda.	Brazil

25.	Consumer Foods Van Sales (Ireland) Ltd.	Ireland

26.	Consumer Foods Van Sales Ltd.	Ireland

27.	Cordine Pty. Ltd.	Australia

28.	D Blowers Limited	United Kingdom

29.	Dalehead Foods Limited	United Kingdom

30.	Denver Processing, LLC	Tennessee, United States

31.	Diamond Valley Pork Pty Ltd	Australia

32.	Dungannon Proteins Limited	United Kingdom

33.	Easey Herds Limited	United Kingdom

34.	Easey Holdings Limited	United Kingdom

35.	Easey Pigs Limited	United Kingdom

36.	Easey Veterinary Services Limited	United Kingdom

37.	Empire Management Company, LLC	Tennessee, United States

38.	Empire Packing Company, LLC	Tennessee, United States

39.	Excelsior Alimentos S.A.	Brazil

40.	Fampat S.A. de C.V.	Mexico

41.	Flora Green Pty. Ltd.	Australia

42.	FLS Systems NV	Belgium

43.	Food Processors Water Cooperative, Inc.	Virginia, United States

44.	Food Ventures North America Canada, Inc.	Canada

45.	Food Ventures North America, Inc	Delaware, United States

46.	Galina Pesada S.A.P.I. de C.V	Mexico

47.	Geo Adams & Sons (Farms) Limited	United Kingdom

48.	Geo Adams & Sons Limited	United Kingdom

49.	Gideny S.A.	Uruguay

50.	Gold’n Plump Farms, LLC	California, United States

51.	Gold’n Plump Poultry, LLC	California, United States

52.	Good Country Investments Pty. Ltd.	Australia

53.	Good Country Pty. Ltd.	Australia

54.	Hadgraft Industrial Properties, LLC	Georgia, United States

55.	Hamer International Limited	United Kingdom

56.	Hans Continental Smallgoods Pty. Ltd.	Australia

57.	Harris Mason Processing, LLC	Tennessee, United States

58.	Henco Hogs, LLC	Iowa, United States

59.	High Plains Pork, LLC	Iowa, United States

60.	Hunter Valley Quality Meats Pty. Ltd.	Australia

61.	Huon Aquaculture Company Pty Ltd	Australia

62.	Huon Aquaculture Group Pty Ltd	Australia

63.	Huon Ocean Trout Pty Ltd	Australia

64.	Huon Salmon Pty Ltd	Australia

65.	Huon Seafoods Pty Ltd	Australia

66.	Huon Shellfish Co. Pty Ltd	Australia

67.	Huon Smoked Salmon Pty Ltd	Australia

68.	Huon Smoked Seafoods Pty Ltd	Australia

69.	Huon Tasmanian Salmon Pty Ltd	Australia

70.	Imposete Pty. Ltd.	Australia

71.	Industry Park Pty. Ltd.	Australia

72.	Inmobiliaria Andradina, S. de R.L de C.V.	Mexico

73.	Inmobiliaria Avicola Pilgrim’s Pride S. de R.L de C.V.	Mexico

74.	International Food Company Seara LLC—Dubai Branch	United Arab Emirates

75.	International Food Company Seara OPC LLC	United Arab Emirates

76.	International Food Packers, LLC	Florida, United States

77.	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg

78.	JBS Aquaculture Pty Ltd	Australia

79.	JBS Asia Co. Ltd.	Hong Kong

80.	JBS Asia Pacific Investments Ltd	Ireland

81.	JBS Aspelt S.à r.l.	Luxembourg

82.	JBS Asset Management Corp.	Delaware, United States

83.	JBS Australia Air Pty Limited Liability	Australia

84.	JBS Australia Finance 1 Pty. Ltd.	Australia

85.	JBS Australia Finance Pty. Ltd.	Australia

86.	JBS Australia Pty. Ltd.	Australia

87.	JBS Aves Ltda.	Brazil

88.	JBS B.V.	The Netherlands

89.	JBS Berg S.à r.l.	Luxembourg

90.	JBS Captive Insurance Company	Colorado, United States

91.	JBS Carriers, Inc.	Delaware, United States

92.	JBS Chile Limitada	Chile

93.	JBS Clervaux Finance S.à r.l.	Luxembourg

94.	JBS Confinamento Ltda.	Brazil

95.	JBS Durham UK Ltd	United Kingdom

96.	JBS Embalagens Metálicas Ltda.	Brazil

97.	JBS Empire, Inc.	Tennessee, United States

98.	JBS Finance II Ltd	Cayman Islands

99.	JBS Finance Luxembourg S.à r.l.	Luxembourg

100.	JBS Finco, Inc.	Delaware, United States

101.	JBS Food Canada ULC	Canada

102.	JBS Food Colombia S.A.S	Colombia

103.	JBS Food Trading (Shanghai) Ltd	China

104.	JBS Foods Ontario Inc.	Canada

105.	JBS Global Luxembourg S.à r.l.	Luxembourg

106.	JBS Global Meat Holdings Pty Ltd	Australia/The Netherlands

107.	JBS Global UK Ltd	United Kingdom

108.	JBS Greenbay, Inc.	Delaware, United States

109.	JBS Holdco Australia Pty. Ltd.	Australia

110.	JBS Holding Brasil S.A.	Brazil

111.	JBS Investments Bantry Ltd	Ireland

112.	JBS Investments Cork Ltd	Ireland

113.	JBS Investments Dublin Ltd	Ireland

114.	JBS Investments Galway Ltd	Ireland

115.	JBS Investments Luxembourg S.à r.l.	Luxembourg

116.	JBS Japan	Japan

117.	JBS La Rochette Finance S.à r.l.	Luxembourg

118.	JBS Leather Argentina S.A.U.	Argentina

119.	JBS Leather Asia Limited Liability	Hong Kong

120.	JBS Leather International B.V	The Netherlands

121.	JBS Leather Paraguay Srl	Paraguay

122.	JBS Leather Uruguay S.A.	Uruguay

123.	JBS Live Pork, LLC	Delaware, United States

124.	JBS Luxembourg Company S.à r.l.	Luxembourg

125.	JBS Malta Finance Limited Liability	Malta

126.	JBS Meat Investments Pty. Ltd.	Australia

127.	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg

128.	JBS Meat UK Ltd	United Kingdom

129.	JBS Melwood UK Limited Liability	United Kingdom

130.	JBS Mersch S.à r.l.	Luxembourg

131.	JBS Packerland, Inc.	Delaware, United States

132.	JBS Plainwell, Inc.	Delaware, United States

133.	JBS Smallgoods Holdco Australia, Pty Ltd	Australia

134.	JBS Smallgoods Holdco Pty. Ltd.	Australia

135.	JBS Smallgoods Investments Pty. Ltd.	Australia

136.	JBS Souderton, Inc.	Pennsylvania, United States

137.	JBS Southern Australia Pty. Ltd.	Australia

138.	JBS Southern Holdco AU Pty. Ltd.	Australia

139.	JBS Southern Investments 1 Pty. Ltd.	Australia

140.	JBS Southern Investments 2 Pty. Ltd.	Australia

141.	JBS Toledo N.V	Belgium

142.	JBS Tolleson, Inc.	Arizona, United States

143.	JBS Trading Agent (Dongguan)	China

144.	JBS Trading USA, Inc.	Delaware, United States

145.	JBS USA Food Company	Delaware, United States

146.	JBS USA Food Company Holdings	Delaware, United States

147.	JBS USA Holding Lux S.à r.l.	Luxembourg

148.	JBS USA Leather, Inc.	Delaware, United States

149.	JBS USA Promontory Holdings I, LLC	Colorado, United States

150.	JBS USA Promontory Holdings II, LLC	Colorado, United States

151.	JBS USA Promontory I, LLC	Colorado, United States

152.	JBS USA Promontory II, LLC	Colorado, United States

153.	JBS USA Sanitation Corporation	Delaware, United States

154.	JBS Wisconsin Properties, LLC	Wisconsin, United States

155.	JFC, LLC	California, United States

156.	Kahula Pty. Ltd.	Australia

157.	King’s S.p.A.	Italy

158.	Kitchen Range Foods Ltd	United Kingdom

159.	Lap Foods Pty. Ltd.	Australia

160.	Mafrip—Matadouro Frigorífico S.A.	Brazil

161.	Marzolara Food Processing Srl	Italy

162.	Meadow Bank Hatchery Pty Ltd	Australia

163.	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico

164.	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil

165.	Meat Snack Partners do Brasil Ltda.	Brazil

166.	Meat Snacks Partner LLC	Wisconsin, United States

167.	Merit Provisions, LLC	Texas, United States

168.	Miller Brothers Co. Inc.	Utah, United States

169.	Mopac of Virginia, Inc.	Virginia, United States

170.	Morrison’s Seafood Pty Ltd	Australia

171.	Moy Park Beef Orleans S.à.r.l	France

172.	Moy Park Bondco PLC Ltd	United Kingdom

173.	Moy Park France Holdings SAS	France

174.	Moy Park France SAS	France

175.	Moy Park Holdings Europe Ltd	United Kingdom

176.	Moy Park Ltd	United Kingdom

177.	Moy Park New Co Ltd	United Kingdom

178.	Moyer Distribution, LLC	Delaware, United States

179.	Nacrail, LLC	Delaware, United States

180.	Noon Products Ltd.	United Kingdom

181.	Normaclass S.A.	France

182.	Oak Grove, LLC	Iowa , United States

183.	Oakhouse Foods Ltd.	United Kingdom

184.	O’Kane Blue Rose NewCo 1 Ltd	United Kingdom

185.	O’Kane Poultry Ltd	United Kingdom

186.	Olympia Processing, LLC	Tennessee, United States

187.	Onix Investments UK Ltd	United Kingdom

188.	Oxdale Dairy Enterprise Pty Ltd	Australia

189.	P&H Investments 1 Pty. Ltd.	Australia

190.	P&H Investments 2 Pty. Ltd	Australia

191.	PFS Distribution Company	Delaware, United States

192.	Pilgrim’s Food Masters Holdings Ltd	United Kingdom

193.	Pilgrim’s Food Masters Ireland Ltd.	Ireland

194.	Pilgrim’s Pride Malta Finance Limited Liability	Malta

195.	Pilgrim’s Europe Limited	United Kingdom

196.	Pilgrim’s Food Group Limited	United Kingdom

197.	Pilgrim’s Food Masters UK Limited	United Kingdom

198.	Pilgrim’s Food Pioneers Ltd	United Kingdom

199.	Pilgrim’s Pride Affordable Housing Corp.	Nevada, United States

200.	Pilgrim’s Pride Corporation	Delaware, United States

201.	Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia, United States

202.	Pilgrim’s Pride Europe Limited	United Kingdom

203.	Pilgrim’s Pride Finance, LLC	Delaware, United States

204.	Pilgrim’s Pride Ltd	United Kingdom

205.	Pilgrim’s Pride of Nevada, Inc.	California, United States

206.	Pilgrim’s Pride S. de R.L de C.V	Mexico

207.	Pilgrim’s Pride, LLC	Delaware, United States

208.	Pilgrim’s Shared Services Ltd.	United Kingdom

209.	Pilgrim’s UK Lamb Ltd	United Kingdom

210.	Plan Pro Restaurantes S.A. de C.V.	Mexico

211.	Planterra Holdings B.V.	The Netherlands

212.	Plumrose Holdings, Inc.	Colorado, United States

213.	Plumrose Limited	United Kingdom

214.	Plumrose USA, Inc	Colorado, United States

215.	Poppsa 3, LLC	Delaware, United States

216.	Poppsa 4, LLC	Delaware, United States

217.	PP Agnus Limited	United Kingdom

218.	PPC Marketing, Ltd.	Texas, United States

219.	PPC of Alabama, Inc.	Colorado, United States

220.	PPC Transportation Company	Delaware, United States

221.	PQP Holdings Limited	United Kingdom

222.	Premier Beehive Holdco Pty. Ltd.	Australia

223.	Premier Beehive NZ	New Zealand

224.	Primo Foods Pty Ltd.	Australia

225.	Primo Group Holdings Pty. Ltd.	Australia

226.	Primo Meats Admin Pty Ltd	Australia

227.	Primo Meats Pty. Ltd.	Australia

228.	Primo Retail Pty. Ltd.	Australia

229.	Principe America, LLC	Delaware, United States

230.	Principe di San Daniele S.p.A.	Italy

231.	Principe Foods, LLC	California, United States

232.	QMT General Partner Limited Liability	New Zealand

233.	QMT New Zealand Limited Liability Partnership	New Zealand

234.	Ready Mile Trucking Ltd	Canada

235.	Rigamonti Salumificio S.p.A	Italy

236.	Rivalea (Australia) Pty Ltd	Australia

237.	Rivalea Holdings Pty Limited Liability	Australia

238.	Rivercan	Uruguay

239.	Robotic Technologies Limited Liability	New Zealand

240.	Rocklabs Limited Liability	New Zealand

241.	ROI Aviation, LLC	North Carolina, United States

242.	Rollover Ltd.	United Kingdom

243.	Rye Valley Foods Ltd.	Ireland

244.	S&C Australia Holdco Pty. Ltd.	Australia

245.	S&C Australia Investments, Pty Ltd.	Australia

246.	S&C Resale Company	Delaware, United States

247.	Sampco Holdings, LLC	Georgia, United States

248.	Sampco LLC	Georgia, United States

249.	Sandstone Holdings S.à r.l.	Luxembourg

250.	Scott Automation a.s.	Czech Republic

251.	Scott Automation and Robotics Pty Ltd	Australia

252.	Scott Automation GmbH	Germany

253.	Scott Automation Limited Liability.	United Kingdom

254.	Scott Automation Ltd	New Zealand

255.	Scott Automation N.V.	Belgium

256.	Scott Automation SAS	France

257.	Scott LED Limited Liability	New Zealand

258.	Scott Systems (Qingdao) Co., Ltd	China

259.	Scott Systems International Inc.	Ohio, United States

260.	Scott Technology Americas Limited Liability	New Zealand

261.	Scott Technology Australia Pty Ltd	Australia

262.	Scott Technology Belgium bvba	Belgium

263.	Scott Technology Europe Limited Liability	New Zealand

264.	Scott Technology Limited Liability	New Zealand

265.	Scott Technology NZ Limited Liability	New Zealand

266.	Scott Technology USA Limited Liability	New Zealand

267.	Seara África Pty. Ltd.	South Africa

268.	Seara Alimentos Ltda.	Brazil

269.	Seara Arabia Food Industrial Company	Saudi Arabia

270.	Seara Comércio de Alimentos Ltda.	Brazil

271.	Seara Food Europe Holding B.V.	The Netherlands

272.	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates

273.	Seara Holdings (Europe) B.V.	The Netherlands

274.	Seara Holdings Ltda.	Brazil

275.	Seara Japan Ltd	Japan

276.	Seara Meats B.V.	The Netherlands

277.	Seara Meats UK Ltd.	United Kingdom

278.	Seara Middle East Foods Trading Company	Saudi Arabia

279.	Seara Middle East Wholesale and Retail Co. SPC	Kuwait

280.	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia

281.	Seara Singapore Pte. Ltd	Singapore

282.	Servicios Administrativos Pilgrim’s Pride S. de R.L de C.V	Mexico

283.	Seven Point Pork Pty Ltd	Australia

284.	Sharonville Processing, LLC	Tennessee, United States

285.	SIA.MO.CI. Srl	Italy

286.	Skippack Creek Corp.	Delaware, United States

287.	Southern Hens, Inc.	Mississippi, United States

288.	Southern Ocean Trout Pty Ltd	Australia

289.	Springfield Hatcheries Pty Ltd	Australia

290.	Springs Smoked Salmon Pty Ltd	Australia

291.	Springs Smoked Seafoods Pty Ltd	Australia

292.	Spurway Foods Ltd.	United Kingdom

293.	Sunnyvalley Smoked Meats, Inc.	California, United States

294.	Surveyors Investments Pty Ltd	Australia

295.	Swift & Company International Sales Corp.	Colorado, United States

296.	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong

297.	Swift & Company International Sales Corp. (Korea Branch)	Korea

298.	Swift & Company International Sales Corp. (Shangai Branch)	China

299.	Swift Australia (Southern) Pty. Ltd.	Australia

300.	Swift Beef Company	Colorado, United States

301.	Swift Brands Company	Colorado, United States

302.	Swift Pork Company	Colorado, United States

303.	Swift Refrigerated Foods S.A de C.V	Mexico

304.	Swift Southern Investments Pty. Ltd.	Australia

305.	Swift Trading Shanghai Ltd.	China

306.	Tatiara Meat Company, Pty Ltd.	Australia

307.	Tatiara Meat Investments Pty. Ltd.	Australia

308.	To-Rico Distribution Ltd	Porto Rico, United States

309.	To-Rico Ltd	Porto Rico, United States

310.	TriOak Foods, LLC	Iowa, United States

311.	TriOak Grain, LLC	Iowa, United States

312.	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil

313.	Vivera B.V.	The Netherlands

314.	Vivera Topholding B.V.	The Netherlands

315.	Vivera UK Ltd	United Kingdom

316.	Vivera Vastgoed B.V.	The Netherlands

317.	Weddel Ltd	Canada

318.	White Stripe Foods Investment Holdings Pty Ltd	Australia

319.	White Stripe Foods Pty Ltd.	Australia

320.	White Stripe Safco Foods (Joint Venture)	United Arab Emirates

321.	Wild Fork Holdings B.V.	The Netherlands

322.	Wonder Best Holding Co Ltd.	Hong Kong

323.	Zendaleather Co.	North Carolina, United States

324.	Zendaleather GmbH	Germany

325.	Zendaleather S.A de C.V	Mexico

326.	ZM Australia Pty. Ltd.	Australia

327.	Seara Operações Portuárias Ltda.	Brazil